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                                                                   EXHIBIT 10.74

                               SERVICE AGREEMENT

                                    between

                  TRANSCONTINENTAL GAS PIPE LINE CORPORATION

                                     and

                           ATLANTA GAS LIGHT COMPANY






                                    Dated
                                 May 23, 2000
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                               SERVICE AGREEMENT

     THIS AGREEMENT entered into this 23rd day of May, 2000, by and between TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware Corporation, hereinafter referred to as "Seller," first party, and ATLANTA GAS LIGHT COMPANY, hereinafter referred to as "Buyer," second party,

                              W I T N E S S E T H

     WHEREAS, by order issued May 22, 2000 in Docket No. CP99-392-000, the Federal Regulatory Commission has authorized Seller's SouthCoast Expansion Project (referred to as "SouthCoast"); and

     WHEREAS, SouthCoast will add 204,099 Dt (at Seller's system BTU as of the date of this Agreement and as provided in Section 23 (b) of the General Terms and Conditions of Seller's FERC Gas Tariff) per day of incremental firm transportation capacity by a proposed in-service date of November 1, 2000; and

     WHEREAS, Buyer has requested firm transportation service under SouthCoast and has executed with Seller a Precedent Agreement, dated April 28, 1999, as amended, for such service; and

     WHEREAS, Seller is willing to provide the requested firm transportation for Buyer under SouthCoast pursuant to the terms of this Service Agreement and the Precedent Agreement.

     NOW, THEREFORE, Seller and Buyer agree as follows:

                                   ARTICLE I
                          GAS TRANSPORTATION SERVICE

     1. Subject to the terms and provisions of this agreement and of Seller's Rate Schedule FT, Buyer agrees to deliver or cause to be delivered to Seller gas for transportation and Seller agrees to receive, transport and redeliver natural gas to Buyer or for the account of Buyer, on a firm basis, up to a Transportation Contract Quantity ("TCQ") of 61,160 dt per day.

     2. Transportation service rendered hereunder shall not be subject to curtailment or interruption except as provided in Section 11 of the General Terms and Conditions of Seller's FERC Gas Tariff.

                                  ARTICLE II
                              POINT(S) OF RECEIPT

     Buyer shall deliver or cause to be delivered gas at the point(s) of receipt hereunder at a pressure sufficient to allow the gas to enter Seller's pipeline system at the varying pressures that may exist in such system from time to time; provided, however, the pressure of the gas delivered or caused to be delivered by Buyer shall not exceed the maximum operating pressure(s) of Seller's pipeline system at such point(s) of receipt. In the event the maximum operating pressure(s) of Seller's pipeline system, at the point(s) of receipt hereunder, is from time to time increased or decreased, then the maximum allowable pressure(s) of the gas delivered or caused to be delivered by Buyer to Seller at the point(s) of receipt shall be correspondingly increased or decreased upon written notification of Seller

                                       1
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                         SERVICE AGREEMENT (CONTINUED)

to Buyer. The point(s) of receipt for natural gas received for transportation pursuant to this agreement shall be:

     See Exhibit A, attached hereto, for points of receipt.

                                  ARTICLE III
                             POINT(S) OF DELIVERY

     Seller shall redeliver to Buyer or for the account of Buyer the gas transported hereunder at the following point(s) of delivery:

     See Exhibit B, attached hereto, for points of delivery.

                                  ARTICLE IV
                               TERM OF AGREEMENT

     This agreement shall be effective as of the later of November 1, 2000 or the date Seller's facilities necessary to provide service to Buyer under SouthCoast have been constructed and are ready for service, and shall remain in force and effect until 9:00 a.m. Central Clock Time November 1, 2010 and thereafter until terminated by Seller or Buyer upon at least one (1) year written notice; provided, however, this agreement shall terminate immediately and, subject to the receipt of necessary authorizations, if any, Seller may discontinue service hereunder if (a) Buyer, in Seller's reasonable judgment fails to demonstrate credit worthiness, and (b) Buyer fails to provide adequate security in accordance with Section 32 of the General Terms and Conditions of Seller's Volume No. 1 Tariff. As set forth in Section 8 of Article II of Seller's August 7, 1989 revised Stipulation and Agreement in Docket Nos. RP88-68 et.al., (a) pregranted abandonment under Section 284.221 (d) of the Commission's Regulations shall not apply to any long term conversions from firm sales service to transportation service under Seller's Rate Schedule FT and (b) Seller shall not exercise its right to terminate this service agreement as it applies to transportation service resulting from conversions from firm sales service so long as Buyer is willing to pay rates no less favorable than Seller is otherwise able to collect from third parties for such service.

                                   ARTICLE V
                            RATE SCHEDULE AND PRICE

     1. Buyer shall pay for natural gas delivered to Buyer hereunder in accordance with Seller's Rate Schedule FT and the applicable provisions of the General Terms and Conditions of Seller's FERC Gas Tariff as filed with the Federal Energy Regulatory Commission, and as the same may be legally amended or superseded from time to time. Such Rate Schedule and General Terms and Conditions are by this reference made a part hereof. In the event Buyer and Seller mutually agree to a negotiated rate pursuant to the provisions in Section 53 of the General Terms and Conditions and specified term for service hereunder, provisions governing such negotiated rate (including surcharges) and term shall be set forth on Exhibit C to the service agreement.

     2. Seller and Buyer agree that the quantity of gas that Buyer delivers or causes to be delivered to Seller shall include the quantity of gas retained by Seller for applicable compressor fuel, line loss make-up (and injection fuel under Seller's Rate Schedule GSS, if

                                       2
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                         SERVICE AGREEMENT (CONTINUED)

applicable) in providing the transportation service hereunder, which quantity may be changed from time to time and which will be specified in the currently effective Sheet No. 44 of Volume No. 1 of this Tariff which relates to service under this agreement and which is incorporated herein.

     3. In addition to the applicable charges for firm transportation service pursuant to Section 3 of Seller's Rate Schedule FT, Buyer shall reimburse Seller for any and all filing fees incurred as a result of Buyer's request for service under Seller's Rate Schedule FT, to the extent such fees are imposed upon Seller by the Federal Energy Regulatory Commission or any successor governmental authority having jurisdiction.

                                  ARTICLE VI
                                 MISCELLANEOUS

     1. This Agreement supersedes and cancels as of the effective date hereof the following contract(s) between the parties hereto:

          None

     2. No waiver by either party of any one or more defaults by the other in the performance of any provisions of this agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different character.

     3. The interpretation and performance of this agreement shall be in accordance with the laws of the State of Texas, without recourse to the law governing conflict of laws, and to all present and future valid laws with respect to the subject matter, including present and future orders, rules and regulations of duly constituted authorities.

     4. This agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.

     5. Notices to either party shall be in writing and shall be considered as duly delivered when mailed to the other party at the following address:

          (a)  If to Seller:
               Transcontinental Gas Pipe Line Corporation
               P. O. Box 1396
               Houston, Texas 77251
               Attention: Director - Customer Services & Scheduling

          (b)  If to Buyer:
               Atlanta Gas Light Company
               1219 Caroline Street, NE
               Atlanta, Georgia 30307
               Attention: Vice President, Gas Services

Such addresses may be changed from time to time by mailing appropriate notice thereof to the other party by certified or registered mail.

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                         SERVICE AGREEMENT (CONTINUED)

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective officers or representatives thereunto duly authorized.

                                      TRANSCONTINENTAL GAS PIPE LINE CORPORATION
                                                                        (Seller)

                                             By /s/ Frank J. Ferazzi
                                               ---------------------------------
                                                                Frank J. Ferazzi
                                                                  Vice President
                                                      Customer Service and Rates


                                                       ATLANTA GAS LIGHT COMPANY
                                                                         (Buyer)

                                             By /s/ James Scabareti
                                               ---------------------------------
                                                    Vice President, Gas Services

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                                   EXHIBIT A
                                   ---------

                                                          Maximum Daily Quantity
Point(s) of Receipt                                at each Receipt Pt. (Dt/d)/1/
                                                                              -
-------------------                                -----------------------------

Point of interconnection between Transco's                    61,160
mainline and Mobile Bay Lateral at milepost
784.66 in Choctaw County, Alabama


________________________
/1/ These quantities do not include the additional quantities of gas to be retained by Seller for compressor fuel and line loss make-up. Therefore, Buyer shall also deliver or cause to be delivered at the receipt points such additional quantities of gas in kind to be retained by Seller for compressor fuel and line loss make-up.

                                       5
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                                   EXHIBIT B
                                   ---------

                                                          Maximum Daily Quantity
Point(s) of Delivery                              at each Delivery Pt. (Dt/d)/2/
--------------------                              ------------------------------

Suwanee Meter Station, located at                               61,160
milepost 26.96 on Transco's Georgia
extension in Gwinnett County, Georgia


___________________________
/2/       Deliveries to or for the account of Shipper at the delivery point(s)
shall be subject to the limits of the Delivery Point Entitlement ("DPE's") of the entities receiving the gas at the delivery points, as such DPE's are set forth in Transco's FERC Gas Tariff, as amended from time to time.

                                       6
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                                   EXHIBIT C
                                   ---------

Specification of Negotiated Rate and Term
-----------------------------------------

During the ten (10) year primary term of this Service Agreement, Buyer shall pay a negotiated monthly reservation rate of $10.1896 per dt, plus the electric power unit rate, all surcharges (except for the GRI surcharge) and fuel applicable from time to time to SouthCoast service under Rate Schedule FT.

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